                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT, made as of the 22nd day of July, 1996 by and between BUCA, Inc., a Minnesota corporation (the "Company") and Joseph P. Micatrotto (the "Employee").

        WHEREAS, the Company desires to employ Employee to devote full time service to the business of the Company and Employee desires to be so employed.

        NOW THEREFORE, IN CONSIDERATION Of the premises and the terms and conditions hereinafter set forth, the parties hereto agree as follows:

        1. Employment. Subject to the terms and conditions hereof, the Company shall employ Employee and Employee agrees to be so employed in the capacity of President for a term commencing July 22, 1996, and ending on December 31, 2001.

        2. Duties. Employee shall diligently and conscientiously devote his full and exclusive time and attention to the discharge of his duties as President and Chief Operating Officer. In such capacity, Employee shall at all times discharge said duties in consultation with and under the supervision of the Board of Directors of the Company. Employee shall perform such duties as may from time to time be given to him by the Board of Directors. In addition, so long as Employee shall be employed in the capacity of President and Chief Operating Officer, the Board of Directors shall use its best efforts to cause Employee to be elected to the Board of Directors.

        3. Base Salary. Commencing at the effective date hereof and continuing through and including December 31, 2001, the Company shall pay to Employee for services rendered hereunder as base compensation:

                    Period                          Monthly Salary
                    ------                          --------------

        July 22, 1996 to January 31, 1997             $ 1,000.00
        February 1, 1997 to July 21, 1997             $ 20,833.33
        July 22, 1997 to July 21, 1998                $ 22,916.67
        July 22, 1998 to July 21, 1999                $ 25,000.00
        July 22, 1999 to December 31, 2001            To be determined by Board
                                                      of Directors, but not
                                                      less than $25,000

        4. Stock Grant. If Employee is employed by the Company on February 1, 1997, he shall receive a number of shares of common stock of the Company determined by dividing $125,520 by $3.75, reduced by the number of shares valued at $3.75 per share equal in amount to Employee's share of payroll withholding with respect to the stock grant. Employee may elect to pay a portion of his share of payroll withholding with respect to the stock grant but in no event shall the net number of shares delivered to Employee after reduction for payroll withholding exceed 25,000 shares.

        5. Stock Option. If Employee is employed by the Company on February 1, 1997, the Company shall grant to Employee a ten year option to purchase 184,281 shares of the Company's common stock, at an initial exercise price of $.75 per share. The option granted hereunder shall become vested and exercisable in accordance with the following vesting schedule:

                                                       Number of Shares
               Date of Exercise                           Exercisable
               ----------------                           -----------
        Grant to July 21, 1997                                  0
        July 22, 1997 to July 21, 1998                       30,014
        July 22, 1998 to July 21, 1999                       65,784
        July 22, 1999 to July 21, 2000                       99,641
        July 22, 2000 to July 21, 2001                      139,083
        July 22, 2001 to Expiration                         184,281

The stock option shall be evidenced by a non-transferrable stock option agreement containing the terms set forth in this Section 5 and such other terms not inconsistent therewith as may be determined by the Board of Directors. Such terms shall include customary provisions for adjustment in the number of shares subject to the option and exercise price per share for future changes in the capitalization of the Company.

        6. Performance Stock Option Plan. In lieu of a cash bonus, for each Incentive Period during the term of this Agreement beginning February 1, 1997, Employee shall have the opportunity to earn additional stock options based on the achievement of performance goals established by Employee and the Board of Directors at or prior to the beginning of each Incentive Period. The maximum number of shares that may be covered by an option awarded hereunder shall not exceed 27,000 shares for the initial Incentive Period starting February 1, 1997 and ending December 31, 1997. Subsequent Incentive Periods will start on January 1st and end on December 31st of each year during the balance of this Agreement. The maximum number of shares that may be covered by the option award during each of those subsequent Incentive Periods will be 22,000 shares. The maximum number of shares available hereunder shall be proportionately adjusted for any stock split, stock dividend, reverse stock split or other similar restructuring of the outstanding common stock of the Company. The exercise price of the options granted hereunder shall be 20% of the fair market value of the Common Stock of the Company at the beginning of each calendar year. For purposes of this Agreement, the fair market value of the Common Stock on February 1, 1997, shall be $3.75 per share. Such options shall be evidenced by stock option agreements containing terms substantially equivalent to the stock option described in
Section 5, except that the options under this Section 6 shall be fully vested and exercisable as of the date of grant.

        7. Limitation on Stock Transfers. All of the shares of common stock of the

Company which may be granted to Employee under this Agreement or which may be issued to Employee upon exercise of an option granted hereunder will not be registered under the Securities Act of 1933 and may not be sold or transferred in the absence of such registration or an exemption therefrom. Unless there is a public market for the common stock of the Company, Employee shall not sell or transfer any shares of common stock of the Company without first offering such shares to the Company. The Company shall have sixty (60) days from the date of receipt of any offer from Employee to sell his shares to purchase the stock so offered. If the Company fails to purchase such shares, Employee may sell the shares free of the restriction provided herein on terms not less favorable than the offer made to the Company. If the sale is not completed within sixty (60) days following the expiration of the offer to the Company, the shares shall thereafter be subject to the rights of the Company to purchase such shares.

        8. Expenses. The Company shall reimburse Employee for all reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement. Employee shall present to the Company from time to time an itemized statement of account of such expenses in such form as may be required by the Company. In recognition of Employee's need for an automobile for business purposes, the Company will provide Employee with a $600 per month automobile allowance. The Company will reimburse Employee for legal and other consulting fees incurred in connection the negotiation of this Agreement in an amount not to exceed $5,000.00.

        9. Fringe Benefits. Employee shall be entitled to participate in such fringe benefit programs maintained by the Company as are available for other employees similarly situated. Commencing November 1, 1996, the Company shall (i) provide Employee with term life insurance having a death benefit of $1,000,000;
(ii) obtain and pay the premium for standard family coverage for Employee and his family in the Company's group health plan; and (iii) provide Employee with long-term disability insurance with a benefit equal to 60% of his base salary. The Company will reimburse Employee for actual costs incurred by him with respect to continuing his previous employer's health insurance and existing individually owned disability coverage from July 21, 1996 to October 31, 1996 or until the insurance provided above is in place. The Company shall also pay college tuition costs (excluding room and board) for Employee's son Justin, directly to the college or university attended by Justin at or before such time that tuition is due, so long as the Company is presented with a fee or other statement by Employee in adequate time for the Company to make such payment, up to a maximum of $20,000 per year and $80,000 in the aggregate, provided that the college program shall be completed by December 31, 2001.

        10. Living Expenses/Relocation Allowance. From September 1, 1996 to the earlier of the date Employee moves to a permanent location for the Company or February 28, 1998, Employee shall be entitled to a living allowance of $1,500.00 per month. The allowance shall be payable by the Company on the last day of the month for said month. At the time of Employee's relocation, Employee shall be entitled to a relocation allowance of $50,000.00. Relocation expense reimbursement in excess of $50,000.00 shall require prior Board approval.

        11. Termination. Employee's employment hereunder shall be terminated upon the happening of any of the following events:

        (a) Expiration of the term of this Agreement, without renewal;

        (b) Death of the Employee;

        (c) Notice to Employee that his employment is terminated due to Employee's inability to perform his usual and customary duties by reason of physical or mental disability;

        (d) Without cause by the Company at any time upon thirty (30) days prior written notice to Employee;

        (e) By Employee upon thirty (30) days prior written notice to the Company;

        (f) By Employee, if, following a Change in Control of the Company as defined below, Employee's duties are Substantially Reduced or Negatively Altered, as defined below, without his prior written consent, upon thirty (30) days prior written notice to the Company; or

        (g) At any time without notice by the Company for cause.

        For purposes of this Section, "Cause" means (i) Employee's conviction of a felony which constitutes a crime involving moral turpitude; (ii) Employee's misappropriation of funds, fraud or embezzlement; or (iii) Employee's willful or gross and repeated neglect of duties hereunder, or willful or gross repeated misconduct in the performance of such duties, so as to have a material adverse effect on the business, operations, assets, properties, or financial condition of Company, taken as a whole, determined in good faith by two-thirds of the Company's board of directors.

        For purposes of this Section, "Physical or Mental Disability" means any ailment or incapacity which prevents Employee from performing the duties incident to the Employee's employment hereunder which has continued for a period of either (i) 90 consecutive days in any 12-month period or (ii) 180 days in any 12-month period, and which is expected to be of permanent duration.

        For purposes of this section, a "Change in Control" with respect to the Company shall have occurred on the earliest of the following dates:

               (i) The date after the date of this Agreement that any entity or person (including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) shall have become the beneficial owner of, or shall have obtained voting control over, fifty percent (50%) or more of the outstanding common shares of the Company;

               (ii) The date the shareholders of the Company approve a definitive agreement: (A) to merge or consolidate the Company with or into another corporation, or to merge another corporation into the Company, in which the Company is not the continuing or surviving corporation or pursuant to which any common shares of the Company would be converted into cash, securities of another corporation, or other property, other than a merger or consolidation of the Company in which holders of common shares of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation or its parent corporation immediately after the merger as immediately before; or (B) to sell or otherwise dispose of substantially all the assets of the Company; or

               (iii) The date there shall have been a change in a majority of the Board of Directors of the Company within a twelve (12) month period unless the nomination for election by the Company's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve
        (12) month period.

Notwithstanding the foregoing, a "Change in Control" with respect to the Company shall not be deemed to have occurred by reason of a private placement of securities of the Company that is authorized by the Board of Directors, or by a change in the directors occurring as a result of the exercise of rights conferred in any agreement between the Company and investors in any such private placement of securities.

"Substantially Reduced or Negatively Altered" means, without Employee's express written consent:

               (i) the assignment to Employee of any duties inconsistent with Employee's positions, duties, responsibilities and status with Company or a change in Employee's reporting responsibilities, titles or offices, or any removal of Employee from, or any failure to re-elect Employee to, any of such positions, except in connection with the termination of Employee's employment for cause, upon the physical or mental disability or death of Employee, or upon the voluntary termination by Employee;

               (ii) a reduction in Employee's Base Salary below the minimum Base Salary in Section 3 hereof;

               (iii) requiring Employee to move his residence more than 100 miles, except as contemplated in Section 10;

               (iv) the failure by Company to continue in effect benefit plans substantially equivalent to the benefit plans in effect at the effective date of this Agreement or established during the term of this Agreement; the taking of any action by Company not required by law which would adversely affect Employee's participation in or materially reduce Employee's benefits under any of such plans or deprive Employee of any material fringe benefit enjoyed by Employee; or the failure by Company to provide Employee with the number of paid vacation days, holidays and personal days to which Employee was then entitled in accordance with Company' normal leave policy in effect at the effective date of this Agreement; or

               (v) failure of any successor to the Company not otherwise bound by this Agreement to expressly assume and agree to perform the obligations of the Company under this Agreement.

        12. Effect of Termination. If Employee is terminated by the Company for cause as defined in Section 11(g) or if Employee terminates employment under
Section 11(e), Employee shall be paid only to the date of actual termination of employment and Employee shall not be entitled to any additional compensation for the year in which termination of employment occurs or any other termination payment.

        If Employee is terminated by reason of death or physical or mental disability, Employee or his estate shall be entitled to a termination payment equal to two (2) year's base salary then in effect and the options previously granted under Section 5 hereof shall be fully vested, immediately exercisable and non-forfeitable. The termination payment in the case of termination due to physical or mental disability shall be made in 24 substantially equal monthly installments and shall be reduced by all disability insurance payments received by Employee during such period under disability insurance policies provided by the Company under Section 9 hereof.

        If Employee terminates employment for the reason specified in Section 11(f) or Employee is terminated by the Company without cause following a "Change in Control", or within one-hundred eighty (180) days prior to "Change in Control" and such termination is related to the "Change in Control", Employee shall be entitled to a termination payment of $400,000 payable in eighteen (18) monthly installments beginning on the first day of the month following termination of employment, all stock options previously granted to Employee under Section 5 shall be fully vested, immediately exercisable and non-forfeitable, all performance stock options which could be earned during the balance of the term of the Agreement under Section 6 shall be deemed fully earned and the Company shall continue Employee's health benefits for one (1) year or, at its option, pay Employee's COBRA coverage premiums during the COBRA period. If Employee terminates employment as a result of a "Change in Control" but Employee's duties have not been "substantially reduced or negatively altered", Employee shall be entitled to a termination payment of $250,000 payable in 12 monthly installments beginning the first day of the month following termination of employment and the stock option previously granted to Employee under Section 5 hereof shall be fully vested, immediately exercisable and non-forfeitable.

        If Employee is terminated by the Company without cause and other than associated with a "Change in Control" as outlined above, Employee shall be entitled to a termination payment of $400,000 payable in 18 monthly installments beginning on the first day of the month following termination of employment and the options previously granted under Section 5 hereof shall be fully vested, immediately exercisable and non-forfeitable.

        13. Excise Tax. Unless otherwise prohibited by applicable law, if an amount paid to Employee under this Agreement is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, or any successor provision thereto, Company shall pay to Employee an additional amount in cash equal to the amount necessary to cause the aggregate remuneration received by Employee under this Agreement, including such additional cash payment (net of all federal, state, and local income taxes and all taxes payable as a result of the application of Sections 280G and 4999 of the Internal Revenue Code or any successor provisions thereto) to be equal to the aggregate remuneration executive would have received, excluding such additional payment (net of all federal, state, and local income taxes), if Section 280G and 4999 (and any successors thereto) have not been enacted into law. The adjustments, if any, required by this section shall be determined by tax counsel selected by Company's independent accountants with Employee's approval.

        14. Confidentiality. "Confidential Information" means any information or compilation of information possessed by the Company that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, including but not limited to: (a) any information not generally known in the industry of the Company regarding the Company's pricing of services, research, development, marketing, servicing, business systems, and techniques; (b) financial information concerning the Company; and (c) any information that the Company may from time to time designate as "confidential," "proprietary," or "trade secrets" which is not generally known in the industry of the Company.

         The Employee may have access to Confidential Information which the Company desires to protect at all times. The Employee understands, acknowledges, and agrees that the Company has expended substantial sums of money, time and effort in developing such Confidential Information and the Company will be substantially harmed in the competitive marketplace if the Confidential Information is used to its detriment or to the benefit of others.

        In recognition of the foregoing, the Employee agrees that:

        (a) The Employee will not, during or after employment with the Company, directly or indirectly knowingly use or disclose any Confidential Information to any other person, firm or company, or in any way use for his benefit, or to the detriment of the Company, any information or knowledge obtained during the course of his employment with the Company, except as required in the conduct of the Company's business or as authorized in writing by the Company; and

        (b) All memoranda, notes, records, papers and other documents and all copies thereof relating to the Company's operations and all objects related thereto are and remain the property of the Company; including, but not limited to, those developed, investigated, or considered by the Company. The Employee will not copy or duplicate any of the aforementioned documents or objects nor use any information contained therewith, except for the Company's benefit, either during or after his employment.

        15. Covenant Not To Compete. The parties agree that the Company would be substantially harmed if the Employee competes with the Company during employment with the Company or after termination of employment with the Company. Therefore, in exchange for the benefits provided to the Employee hereunder, the Employee agrees that during his employment with the Company and for a period of one (1) year after termination of such employment for any reason, the Employee will not directly or indirectly, without the written consent of the Company:

               (01) Own, operate or render services to any entity engaged, directly or indirectly, in owning or operating Italian restaurants within fifty (50) miles of any restaurant owned or managed by the Company; or

               (02) Hire, offer to hire, entice away, or in any other way, persuade or attempt to persuade any entity or any employee, officer, agent, independent contractor, supplier, customer, or subcontractor of the Company to discontinue their relationship with the Company;

        16. Disparagement. The Company and Employee agree that during and after the term of this Agreement, they will not knowingly vilify, disparage, slander or defame the other party or, in the case of the Company, its officers, directors, employees, business or business practices.

        17. Remedy. Employee and Company acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled to by law.

        18. Notices. All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or to such other addresses as either may designate in writing to the other party:

               If to Company:  BUCA, INC.
                               3001 Hennepin Avenue South
                               Suite 301A
                               Minneapolis, Minnesota  55408

               If to Employee: Joseph P. Micatrotto
                               1440 Glencoe Drive
                               Arcadia, California 91006

        19. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

        20. Entire Contract. This Agreement constitutes the entire understanding and agreement between the Company and Employee with regard to the matters stated herein. There are no other agreements, conditions or representations, oral or written, express or implied, with regard to the employment of Employee by the Company. This Agreement may be amended only in writing, signed by both parties hereto.

        21. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and shall inure to the benefit of and be binding upon the Employee, his heirs, distributees and personal representatives. In the event of Employee's death, any amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Employee's designee, or if there is no such designee, to Employee's estate.

        IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                           BUCA, INC.

                                           By:  /s/ Philip A. Roberts
                                              --------------------------------
                                            Its:  CEO
                                                ------------------------------

                                             /s/ Joseph P. Micatrotto
                                           -----------------------------------
                                           Joseph P. Micatrotto

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

        THIS AGREEMENT, made as of the 27th day of January, 1997 by and between BUCA, Inc., a Minnesota corporation (the "Company") and Joseph P. Micatrotto (the "Employee").

        WHEREAS, the Company and Employee entered into an Employment Agreement on or about July 22, 1996.

        WHEREAS, the Company and Employee desire to make certain modifications to the Employment Agreement relating to the issuance of a stock grant to Employee.

        NOW THEREFORE, IN CONSIDERATION of the premises and the terms and conditions hereinafter set forth, the parties hereto agree as follows:

        1. Paragraph 4 of the Employment Agreement shall be amended to read as follows:

        Stock Grant. If Employee is employed by the Company on February 1, 1997, he shall receive a payment of $125,520, payable in 24,000 shares of common stock of the Company (valued at $3.75 per share) and $35,520 in cash, provided the cash portion shall be reduced by an amount equal to Employee's share of payroll withholding with respect to the $125,520 payment.

        2. Except as is explicitly inconsistent, modified, supplemented or amended by the express terms hereof, the Employment Agreement is hereby ratified and confirmed.

        IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                           BUCA, INC.

                                           By:  /s/  Peter J. Mihajlov
                                              --------------------------------
                                            Its:  CFO
                                                ------------------------------

                                             /s/ Joseph P. Micatrotto
                                           -----------------------------------
                                           Joseph P. Micatrotto

                             STOCK OPTION AGREEMENT

        THIS OPTION AGREEMENT made as of the 1st day of February, 1997, by and between BUCA, INC., hereinafter called the "Company," and JOSEPH MICATROTTO, hereinafter referred to as the "Optionee."

                              W I T N E S S E T H:

        WHEREAS, the Company and Optionee desire to confirm their agreement with respect to the grant of a stock option to employee in connection with his employment with the Company.
        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

                                       I.
                                 Grant of Option
                                 ---------------

        The Company hereby grants to Optionee the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of One Hundred Eighty Four Thousand Two Hundred Eighty One (184,281) shares of Common Stock of the Company (the "Shares") such number being subject to adjustment as provided in Section VI hereof on the terms and conditions herein set forth.

                                       II.
                                 Purchase Price
                                 --------------

        Subject to the provisions of Section VI hereof, the purchase price of the Shares covered by the Option shall be $0.75 per Share.

                                      III.
                      Term, Exercise and Vesting of Option
                      ------------------------------------

        The term of the Option shall be for a period of ten (10) years from February 1, 1997 and shall expire at the close of business on January 31, 2007 subject to earlier termination as provided in Section V hereof.

        The option granted hereunder shall become vested and shall become exercisable, in whole or in part, at the times and as to the number of Shares set forth in the following schedule:

                                                       Number of Shares
               Date of Exercise                           Exercisable
               ----------------                           -----------
        Grant to July 21, 1997                                  0
        July 22, 1997 to July 21, 1998                       30,014
        July 22, 1998 to July 21, 1999                       65,784
        July 22, 1999 to July 21, 2000                       99,641
        July 22, 2000 to July 21, 2001                      139,083
        July 22, 2001 to Expiration                         184,281


Notwithstanding the foregoing, the Option shall be fully vested and the Option shall become immediately exercisable upon the occurrence of any of the following events: (i) death of the Optionee; (ii) termination of Optionee's employment with the Company by reason of "physical or mental disability" of Optionee, as that term is defined in the Employment Agreement effective July 22, 1996 between Optionee and the Company ("Employment Agreement"); (iii) termination of Optionee's employment by the Company within one-hundred eighty (180) days prior to "Change in Control" and such termination is related to the "Change in Control," as that term is defined in the Employment Agreement; (iv) termination of Optionee's employment with the Company by Optionee as a result of a "Change in Control;" and (vi) termination of Optionee's employment by the Company without cause.

                                       IV.
                       Nontransferability of Option Rights
                       -----------------------------------

        The Option shall not be transferable otherwise than by will, or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee only by him. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

                                       V.
                            Termination of Employment
                            -------------------------

        Upon Optionee's termination of employment with the Company for any reason, any option or unexercised portion thereof shall be vested to the extent provided in Section III and may be exercised at any time prior to expiration of the option. The non-vested portion of the Option shall thereupon lapse and terminate.

                                       VI.
                          Changes in Capital Structure
                          ----------------------------

        If all, or any portion of the Option shall be exercised subsequent to any share dividend in stock of the Company, recapitalization, merger, consolidation, exchange of shares or reorganization as a result of which shares of any class shall be issued in respect to outstanding Common Stock or Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares to which they would have been entitled if Common Stock (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in Section II hereof) and had not been disposed of.

                                      VII.
                           Method of Exercising Option
                           ---------------------------

        Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Company at its principal office and place of business in the State of Minnesota. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person so exercising the Option. Such notice shall be accompanied by the payment of the full purchase price of such Shares.

        The Company promptly shall cause a certificate for the number of Shares purchased to be issued to Optionee. If the Optionee shall so request in the notice exercising the Option, the certificate shall be registered in the name of the Optionee and another person jointly, with right of survivorship, and shall be delivered as provided above to or upon the written order of the person exercising the Option.

                                      VIII.
                              Rights as Shareholder
                              ---------------------

        The holder of this Option shall have no interest in any Shares of common stock of the Company other than the right to purchase shares as provided herein.

                                       IX.
                                 No Registration
                                 ---------------

        Optionee acknowledges that the shares of common stock of the Company covered by this option have not been and will not be, upon exercise of this option, registered under the Securities Act of 1933. Optionee represents that he is acquiring the Shares for investment purposes and he is able to bear the economic risk of the investment for an indefinite period of time since the Shares so acquired cannot be sold unless they are subsequently registered or an exemption from such registration is available. Optionee agrees that a legend may be placed on the stock certificates acknowledging the restrictions on subsequent distribution of the Shares.

                                       X.
                                   Employment
                                   ----------

        Nothing in this Agreement shall be deemed to grant any right of continued employment or limit or waive the right to terminate optionee's employment with the Company at any time, with or without cause.

                                       XI.
                                 Governing Laws
                                 --------------

        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors, assigns and representatives and shall be governed by the laws of the State of Minnesota.

        IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be duly executed by its officers thereunto duly authorized, and the Optionee has hereunto set his hand, all on the day and year first above written.

                                           BUCA, INC.

                                           By:  /s/  Peter J. Mihajlov, CFO
                                                ------------------------------

                                             /s/ Joseph P. Micatrotto
                                           -----------------------------------
                                           Joseph P. Micatrotto

                     AMENDMENT NO 2 TO EMPLOYMENT AGREEMENT
                    AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT


               THIS AGREEMENT is made as of the 18th day of December, 1997 (the "Amendment") by and between BUCA, Inc., a Minnesota corporation (the "Company"), and Joseph P. Micatrotto (the "Employee").

               WHEREAS, the Company and Employee entered into an Employment Agreement dated as of July 22, 1996 (as amended to the date hereof, the "Employment Agreement").

               WHEREAS, the Company and Employee entered into a Stock Option Agreement dated as of February 1, 1997 (the "Option Agreement"); and

               WHEREAS, the Company and Employee desire to make certain modifications to the Employment Agreement and the Option Agreement.

               NOW THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties hereto agree as follows:

               1. Section 5 of the Employment Agreement is hereby amended to reflect an option grant of an aggregate of 30,014 shares, all of which became vested and exercisable as of July 22, 1997 (as reflected in paragraph 3 below), and Employee waives and forfeits any and all rights thereunder with respect to any option contained in paragraph 5 of the Employment Agreement in excess of such 30,014 shares.

               2. Section 6 of the Employment Agreement is hereby deleted in its entirety and Employee waives and forfeits any and all rights thereunder.

               3. The Option Agreement is hereby amended to provide and reflect that Employee hereby waives and forfeits any and all rights thereunder to acquire any shares of Common Stock of the Company other than the 30,014 shares that became vested and exercisable as of July 22, 1997 (as provided in Article III of the Option Agreement); the options covering the remaining 154,267 shares originally evidenced by the Option Agreement are hereby terminated and canceled.

               4. Except as is explicitly inconsistent, modified, supplemented or amended by the express terms hereof, each of the Employment Agreement and the Option Agreement shall remain in full force and effect.

               5. This Amendment No. 2 to the Employment Agreement and

Amendment No. 1 to Stock Option Agreement shall be governed by and construed under the Laws of the State of Minnesota applied to agreements made and to be performed in the State of Minnesota without regard to the conflict of laws principles thereof. This Amendment may be executed in counterparts, each of which shall be deemed an original, but each of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

                                          BUCA, INC.


                                          By /s/ Greg A. Gadel
                                             ----------------------------------
                                            Its  CFO
                                                -------------------------------

                                            /s/  Joseph P. Micatrotto
                                          -------------------------------------
                                          Joseph P. Micatrotto

                             STOCK OPTION AGREEMENT

               THIS STOCK OPTION AGREEMENT is made as of the 18th day of December, 1997, by and between BUCA, Inc., hereinafter referred to as the "Company," and JOSEPH P. MICATROTTO, hereinafter referred to as the "Optionee."

                              W I T N E S S E T H:


               WHEREAS, the Company maintains the 1996 Stock Incentive Plan of BUCA, Inc. and Affiliated Companies (as in effect on the date hereof and as amended from time to time hereafter, the "Plan");

               WHEREAS, the Board of Directors of the Company has approved amendments to the Plan increasing the aggregate number of shares available for issuance under the Plan (the "Amendments") to 1,000,000 shares and will submit the Amendments for approval of the Company's shareholders (the "Shareholders") at a Special Meeting of Shareholders to be held in January, 1998 (the "Shareholders Meeting");

               WHEREAS, the Company intends to carry out the purposes of the Plan by providing Optionee options to purchase Common Stock of the Company, in accordance with the terms of the Plan and those hereof; and

               WHEREAS, Optionee wishes to receive options to purchase Common Stock in accordance with such terms;

               NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

                                       I.
                                 Grant of Option
                                 ---------------

               The Company hereby grants to Optionee the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of 357,267 shares of Common Stock of the Company (the "Shares"), such number being subject to adjustment as provided in Article VII hereof, on the terms and conditions herein set forth. The Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                                       II.
                                 Purchase Price
                                 --------------

               Subject to the provisions of Article VI hereof, the purchase price of the Shares covered by the Option shall be the per Share prices set forth in Article III hereof.

                                      III.
             Term, Purchase Price and Exercise and Vesting of Option
             -------------------------------------------------------

               The term of the Option shall be for a period of ten (10) years from December 18, 1997 and shall expire at the close of business on December 17, 2007 subject to earlier termination as provided in Paragraph V hereof. Notwithstanding the foregoing, the Option shall expire on the day of the Special Meeting if the Shareholders do not approve the Amendments at the Special Meeting.

               The Option granted hereunder shall become vested and shall become exercisable, in whole or in part, at the exercise prices and at the times and as to the number of Shares set forth in the following schedule. The exercise schedule shall be cumulative; thus, to the extent the Option has not already been exercised and has not expired, terminated or been canceled, the Optionee may at any time, and from time to time, purchase all or any portion of the Shares then purchasable under the exercise schedule.

                       Number of Shares as to Which
                              Option Becomes                  Exercise
 Date of Vesting        Exercisable as of Such Date       Price Per Share
 ---------------        ---------------------------       ---------------

December 18, 1997                 77,267                        $ .75
December 31, 1998                 70,000                         3.75
December 31, 1999                 70,000                         3.75
December 31, 2000                 70,000                         3.75
December 31, 2001                 70,000                         3.75

Notwithstanding the foregoing, the Option shall be fully vested and the Option shall become immediately exercisable upon the occurrence of any of the following events: (i) death of the Optionee; (ii) termination of Optionee's employment with the Company by reason of "physical or mental disability" of Optionee, as that term is defined in the Employment Agreement effective July 22, 1996 between Optionee and the Company (as in effect on the date hereof and as amended from time to time hereafter, the "Employment Agreement"); (iii) termination of Optionee's employment by the Company within one-hundred eighty (180) days prior to "Change in Control" and such termination is related to the "Change in Control," as that term is defined in the Employment Agreement; (iv) termination of Optionee's employment with the Company by Optionee as a result of a "Change in Control;" and (vi) termination of Optionee's employment by the Company without cause.

                                       IV.
                       Nontransferability of Option Rights
                       -----------------------------------

               The Option shall not be transferable otherwise than by will, or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by him. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

                                       V.
                            Termination of Employment
                            -------------------------

               Upon Optionee's termination of employment with the Company for any reason, any Option or unexercised portion thereof shall be vested to the extent provided in Article II and may be exercised at any time prior to expiration of the Option. The non-vested portion of the Option shall thereupon lapse and terminate.

                                       VI.
                          Changes in Capital Structure
                          ----------------------------

               If all, or any portion of the Option shall be exercised subsequent to any share dividend in stock of the Company, recapitalization, merger, consolidation, exchange of shares or reorganization as a result of which shares of any class shall be issued in respect to outstanding Common Stock or Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares to which they would have been entitled if Common Stock (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in Paragraph II hereof) and had not been disposed of.

                                      VII.
                           Method of Exercising Option
                           ---------------------------

               Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Company at its principal office and place of business in the State of Minnesota. Such notice shall state the election to exercise the Option and the number of shares in respect to which it is being exercised, and shall be signed by the person so exercising the Option. Such notice shall be accompanied by the payment of the full purchase price of such shares and the delivery of such payment to the Treasurer of the Company. In lieu of payment in cash, Optionee may elect to pay for the shares in respect of which the option is being exercised by delivering to the Company certificates for shares of Common Stock of the Company in transferable form having a Market Price equal to the aggregate purchase price for the shares being purchased. The term Market Price means with respect to the Common Stock the last reported sale price or, if none, the average of the last reported closing bid and ask prices on any national securities exchange or quoted in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the trading day preceding the date of exercise or if not so listed or quoted, the average of the reported closing bid and ask prices in any recognized over-the-counter market on such date. If no public market exists for the Shares, the purchase price for the Shares shall be paid in cash.

               The certificate for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person exercising the Option. If the Optionee shall so request in the notice exercising the Option, the certificate shall be registered in the name of the Optionee and another person jointly, with right of survivorship, and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised pursuant to Section VII hereof by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.

                                      VIII.
                                   Withholding
                                   -----------

               The Company may, in its discretion, and subject to such rules as may be adopted from time to time by the Committee, permit or require Optionee to satisfy, in whole or in part, any withholding tax obligations that may arise in connection with the grant or exercise of this Optionee by having the Company hold back some portion of the shares which would otherwise be delivered pursuant to the exercise of the option or by delivering to the Company a payment equal to the withholding tax in cash or shares of Common Stock or a combination thereof. The shares so delivered shall be valued at the Market Price as of the time of exercise of the option or the date of the taxable event, if different.

                                       IX.
                              Rights as Shareholder
                              ---------------------

               The holder of this Option shall have no interest in any Shares of Common Stock of the Company other than the right to purchase Shares as provided herein.

                                       X.
                                 No Registration
                                 ---------------

               Optionee acknowledges that the shares of Common Stock of the Company covered by this Option have not been and will not be, upon exercise of this Option, registered under the Securities Act of 1933, as amended. Optionee represents that he is acquiring the

Shares for investment purposes and he is able to bear the economic risk of the investment for an indefinite period of time since the Shares so acquired cannot be sold unless they are subsequently registered or an exemption from such registration is available. Optionee agrees that a legend may be placed on the stock certificates acknowledging the restrictions on subsequent distribution of the Shares.

                                       XI.
                                   Employment
                                   ----------

               Nothing in this Agreement shall be deemed to grant any right of continued employment or limit or waive the right to terminate Optionee's employment with the Company at any time, with or without cause.

                                      XII.
                                 Governing Laws
                                 --------------

               This Agreement shall be binding upon and insure to the benefit of the parties hereto and their heirs, successors, assigns and representatives and shall be governed by the laws of the State of Minnesota.

                                      XIII.
                                  Miscellaneous
                                  -------------

               If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Optionee. This Agreement and the Plan set forth the entire agreement and understanding of the parties with respect to the grant and exercise of this Option and the administration of the Plan. Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties hereto or, in the case of waiver, by the party waving compliance. By execution hereof, the Optionee acknowledges having received a copy of the Plan.

               IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be duly executed by its officer thereunto duly authorized, and the Optionee has hereunto set his hand, all on the day and year fist above written.


                                          BUCA, INC.


                                          By  /s/ Greg A. Gadel
                                             ------------------------------
                                           Its  CFO
                                               ----------------------------

                                            /s/  Joseph P. Micatrotto
                                          ---------------------------------
                                          Joseph P. Micatrotto